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Exhibit (99)(i)(b)

STATEMENT OF CHIEF FINANCIAL OFFICER

The undersigned chief financial officer of Great Lakes Chemical Corporation hereby certifies that this Annual Report on Form 10-K for the year ended December 31, 2002 ("Periodic Report") fully complies with the requirements of section 13(a) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m) and that information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Great Lakes Chemical Corporation.

/s/ John J. Gallagher III John J. Gallagher III, Chief Financial Officer Dated: March 17, 2003

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  Exhibit (99)(i)(b)